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                                                                       EXHIBIT 5

                                 July 25, 1996



King World Productions, Inc.
830 Morris Turnpike
Short Hills, New Jersey 07078

                          King World Productions, Inc.
                       Registration Statement on Form S-3

Dear Sirs:

                 We have acted as counsel to King World Productions, Inc., a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-3 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, relating to the offering of an aggregate 550,000 shares of its Common Stock, $.01 par value (the "Shares"), issuable upon the exercise of options granted pursuant to the Stock Option Agreement dated as of January 28, 1991 between the company and Oprah Winfrey and the Stock Option Agreement dated as of January 28, 1991 between the Company and Jeffrey D. Jacobs (collectively, the "Agreements").

                 In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Agreements and the Certificate of Incorporation and By-laws of the Company.

                 Based upon such examination, we are of opinion that:

                 1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.





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                 2.       When issued and sold upon the exercise of options
granted in accordance with the terms of the Agreements, the Shares will be validly issued, fully paid and nonassessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in Prospectus comprising a part of the Registration Statement.

                              Very truly yours,

                              /s/ Reboul, MacMurry, Hewitt, Maynard & Kristol



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